                                                                  EXHIBIT A.(1)

                          AIM SUMMIT INVESTORS PLANS II

                               CUSTODIAN AGREEMENT

                                     between

                            A I M DISTRIBUTORS, INC.

                                       and

                       STATE STREET BANK AND TRUST COMPANY


                                 APRIL 29, 1999

                                TABLE OF CONTENTS

                          AIM SUMMIT INVESTORS PLANS II
                               CUSTODIAN AGREEMENT

                                                                                                              Page No.

I.  THE PLAN AND CUSTODIANSHIP
         A.       THE PLAN...................................................................................   -1-
                  1.       Nature of the Plan................................................................   -1-
                  2.       Changes in the Plan...............................................................   -2-
         B.       CUSTODIANSHIP..............................................................................   -2-
                  1.       Appointment.......................................................................   -2-
                  2.       Qualification.....................................................................   -2-
                  3.       Custodianship.....................................................................   -2-
                  4.       Termination of Custodianship......................................................   -3-
                           a.       By Sponsor (Existing Plans and/or New Plans).............................   -3-
                           b.       By Custodian (Existing Plans and New Plans)..............................   -3-
                           c.       Records..................................................................   -4-

II.  CUSTODIAN'S FUNCTIONS
         A.       PROCESSING OF PLANHOLDERS INVESTMENTS......................................................   -5-
                  1.       Initial Payment...................................................................   -5-
                  2.       Systematic Payment................................................................   -5-
                  3.       Pre-Authorized Check Payments Program.............................................   -7-
                  4.       Automated Clearinghouse ("ACH") Payment Program...................................   -7-
                  5.       Reinvestment of Dividends.........................................................   -8-
                  6.       Acceleration of Payment...........................................................   -9-
                  7.       Additional Investment.............................................................  -10-
                  8.       Change in Denomination............................................................  -11-
                  9.       Rights of Accumulation............................................................  -12-
                  10.      Plan Reinstatement Privilege......................................................  -13-
                  11.      Individual Retirement Accounts....................................................  -14-
                  12.      Federal Income Tax Withholding....................................................  -15-
         B.       PROCESSING OF REFUNDS, SURRENDERS, WITHDRAWALS,
                  LIQUIDATIONS, TRANSFERS, ASSIGNMENTS, TERMINATIONS AND
                  COMPLETIONS................................................................................  -15-
                  1.       General...........................................................................  -15-
                  2.       Refund............................................................................  -16-
                  3.       Eighteen-Month Surrender..........................................................  -16-
                  4.       Partial Withdrawal and Liquidation................................................  -17-
                  5.       Systematic Withdrawal.............................................................  -20-
                  6.       Transfer or Assignment............................................................  -21-
                  7.       Termination of Plans..............................................................  -21-
                           a.       Termination by Planholder................................................  -22-


                           b.       Termination by Sponsor or Custodian......................................  -23-
                           c.       Termination Under Other Circumstances....................................  -24-
                  8.       Completion........................................................................  -25-
         C.       PURCHASE, SALE, MAINTENANCE, VOTING AND SUBSTITUTION OF
                  FUND SHARES................................................................................  -27-
                  1.       Purchase and Sales................................................................  -27-
                  2.       Maintenance.......................................................................  -27-
                  3.       Bank Accounts.....................................................................  -28-
                  4.       Statements........................................................................  -29-
                  5.       Voting of Fund Shares.............................................................  -29-
                  6.       Substitution......................................................................  -30-
                           a.       By Sponsor...............................................................  -30-
                           b.       By Custodian.............................................................  -30-
                           c.       Notice...................................................................  -30-
                  7.       Furnishing of Information.........................................................  -31-
         D.       DUTIES.....................................................................................  -31-
                  1.       Records...........................................................................  -31-
                  2.       Performance.......................................................................  -31-
                  3.       Administrative Services...........................................................  -32-
                  4.       Limitations.......................................................................  -33-
                  5.       Delegation........................................................................  -33-
         E.       FEES AND CHARGES...........................................................................  -34-
                  1.       Remuneration......................................................................  -34-
                  2.       Payments to Sponsor...............................................................  -34-

III.  SPONSOR'S FUNCTIONS
         A.       ADMINISTRATION OF PLANS....................................................................  -35-
                  1.       General...........................................................................  -35-
                  2.       Operations........................................................................  -35-
                  3.       Compliance........................................................................  -35-
                  4.       Creation, Sales Charges and 12b-1 payments........................................  -35-
                  5.       Wrongful Retention Insurance......................................................  -36-
         B.       FURNISHING OF DOCUMENTS, FORMS AND INFORMATION.............................................  -36-
                  1.       Financial Statements..............................................................  -36-
                  2.       Tax Returns.......................................................................  -36-
                  3.       Sponsor's Agreement...............................................................  -36-
                  4.       Plan Materials....................................................................  -37-
                  5.       Distribution Reports..............................................................  -37-
         C.       SUBSTITUTION...............................................................................  -37-
                  1.       SEC...............................................................................  -37-
                  2.       Shares............................................................................  -37-
                  3.       Custodian.........................................................................  -38-
                  4.       Planholders.......................................................................  -38-


IV.  MISCELLANEOUS
         A.       ASSIGNMENT.................................................................................  -38-
         B.       INDEMNIFICATION............................................................................  -39-
         C.       COMMUNICATIONS.............................................................................  -41-
         D.       COUNTERPARTS...............................................................................  -42-
         E.       INSPECTION.................................................................................  -42-
         F.       SCHEDULES..................................................................................  -42-
         G.       AMENDMENT..................................................................................  -42-
         H.       CONSTRUCTION...............................................................................  -42-

                               CUSTODIAN AGREEMENT


         AGREEMENT made this ___ day of _________, 1999 between A I M DISTRIBUTORS, INC., a Delaware corporation with its principal office at Eleven Greenway Plaza, Suite 100, Houston, Texas 77046 (hereinafter called the "Sponsor") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation having an office at 225 Franklin Street, Boston, Massachusetts 02101 (hereinafter called the "Custodian").

                                   WITNESSETH

         WHEREAS, the Sponsor is engaged in the business of selling shares of mutual funds and similar securities and presently wishes to engage the services of the Custodian in connection with the administration of a plan for the accumulation of Class II shares of AIM Summit Fund, Inc. which the Sponsor sells and distributes for the benefit of Planholders (as defined herein) of AIM Summit Investors Plans II (the "Plan").

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

                          I. THE PLAN AND CUSTODIANSHIP

A.       THE PLAN

         1. Nature of the Plan. The Sponsor intends to offer one type of Plan for the accumulation of Class II shares of the Fund, or any other shares substituted therefor, under the terms of the Plan (all such shares being hereinafter called the "Fund Shares" and the issuer of such shares being hereinafter called the "Fund," unless the context indicates otherwise). Beneficial owners of Fund Shares under the Plan are hereinafter called "Planholders".

         2. Changes in the Plan. The Plan is subject to such changes in form and content as the Sponsor may effect from time to time, with the approval of the Custodian, which approval shall not unreasonably be withheld, but no changes in the terms and conditions of any previously issued Plan which will adversely affect any material right of a holder thereof may be made without notice to, and consent of, the Planholder. The Sponsor or Custodian may substitute other shares for Fund Shares on the conditions provided in paragraphs II(C)(6) and III(C) below.

B.       CUSTODIANSHIP

         1. Appointment. Custodian hereby accepts appointment as custodian under this Agreement with respect to Plans issued after the date of this Agreement.

         2. Qualification. The Custodian and any successor custodian shall be a bank having at all times an aggregate capital, surplus and undivided profits in excess of $1,000,000. The Custodian certifies that it has now, and agrees that so long as it acts as Custodian under any Plan it shall continue to have, such qualifications.

         3. Custodianship. The Custodian shall continue Custodianship under the Plan on the terms and conditions set forth hereinafter and in the prospectus of the Plan ("Prospectus"), so long as the Sponsor shall have furnished to the Custodian, on a continuing basis:

            a. Evidence satisfactory to the Custodian and its counsel that the Sponsor has taken all necessary action to satisfy the requirements of the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act") in connection with the offer and issuance of the Plan; that the Sponsor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); that the Fund Shares are the subject of a currently effective registration statement under the 1933 Act; and the Sponsor has complied with all other Federal and State regulatory requirements respecting the offer and issuance of the Plan.

            b. A copy of the current Distribution Agreement between the Sponsor and the Fund.

         4. Termination of Custodianship

            a. By Sponsor (Existing Plans and/or New Plans). The Sponsor shall have the right, upon at least 90 days notice to the Custodian, to substitute, as custodian, both under the Plan issued and still in force and/or under any Plans issued thereafter, whether such Plans are otherwise identical with that issued under this Agreement or not, any other bank having the qualifications prescribed in paragraph I(B)(2) above.

            b. By Custodian (Existing Plans and New Plans). The Custodian shall have the right to resign as custodian under any existing Plan at any time but only if either: (a) the Plan has been completely liquidated and the proceeds of the liquidation distributed to the Planholders; or (b) a successor custodian, meeting with the approval of the Sponsor (which approval shall not be unreasonably withheld) and having the qualifications prescribed in paragraph I(B)(2) above, has been designated and has accepted such custodianship. The Custodian shall have the right, upon at least 90 days' notice to the Sponsor, to terminate its obligation to accept any new Plan for custodianship hereunder. In addition, the obligation of the Custodian to accept any new Plan for custodianship hereunder shall terminate if the Sponsor: (1) fails to maintain an effective registration statement under the 1933 Act covering the Plans; (2) fails to cause the requirements of the 1940 Act to remain satisfied in connection with the issuance of the Plans; (3) has its membership in the NASD or its registration as a broker-dealer under the 1934 Act, cancelled or revoked or suspended for more than 120 days for any cause involving failure on the part of an executive officer or director to follow ethical standards or serious neglect of his duty to require representatives to follow such standards; or (4) defaults in the performance of any other duty, covenant or agreement contained in this Agreement and such default shall remain unremedied for 30 days after written notice thereof shall have been given to the Sponsor by the Custodian.

            c. Records. In connection with any termination of custodianship, the Custodian shall furnish such records and other information as the Sponsor and any successor Custodian reasonably believe to be necessary or appropriate to effect the termination.

                            II. CUSTODIAN'S FUNCTIONS

A.       PROCESSING OF PLANHOLDERS INVESTMENTS

         1. Initial Payment. Upon receipt by the Custodian from the dealer of the original application for a Plan, a check payable to the Custodian representing the initial payment for a Plan, and a Designation of Beneficiary form (if the Planholder has executed one), the Custodian shall:

            a. Process the payment as provided in paragraph II(A)(2) below;

            b. Forward by first-class mail to the purchaser of the Plan, or if requested by the purchaser to the dealer, the Custodian's letter of transmittal and notice conforming to the requirements of Section 27(f) of the 1940 Act, Rule 27f-1 thereunder (or any successor rule), substantially in the form attached hereto in Schedule B and such explanatory information or communication to the Planholder as may be furnished by the Sponsor, and forward to the purchaser by first-class mail any notice of the right of refund or surrender, as provided in
Part II paragraphs (B)(2), (3) and (4) below.

         2. Systematic Payment. Upon receipt by the Custodian of each Planholder payment, (including the initial payment) the Custodian shall:

            a. Stamp and record the date of its receipt of the payment;

            b. Forward for collection the payment check;

            c. Deduct from the payment the amount, if any, of any original issue, stock transfer or other taxes, if applicable, and apply the appropriate amounts to the purchase of the necessary documentary stamps or to payments to the proper taxing authorities;

            d. Deduct from the payment applicable fees of the Sponsor, dealers of record and the Custodian as set forth in the attached schedules, and the Prospectus, and credit such deductions to the Sponsor, dealers of record or the Custodian as the case may be;

            e. Apply the balance of the payment to the purchase of Fund Shares as provided in paragraph II(C)(1) below;

            f. Prepare and mail to the Planholder a confirmation of purchase of Fund Shares in a form approved by the Sponsor, substantially in the form attached hereto in Schedule C, which shall conform to Rule 10b-10 of the 1934 Act (or any successor rule) showing the Plan account number, amount of the payment received, date of receipt, the amount and nature of authorized deductions, the price paid per Fund Share, the number of such Fund Shares purchased after the deductions, the total number of Fund Shares then held by the Custodian for the Planholder, and the due date of the Planholder's next payment. Confirmation of the purchase of Fund Shares shall be mailed promptly by the Custodian to the Planholder, and to the Planholder's dealer;

            g. In the event that any check or other order for the payment of money is returned unpaid for any reason, the Custodian shall, in the absence of other instructions from the Sponsor, take such steps as may be necessary to cancel promptly any shares purchased on the basis of such returned check and shall cancel accumulated dividends for such account. The Custodian shall notify the Planholder of the cancellation of the purchase and return the check to the Planholder; and

            h. Any notices, if generated by Custodian automatically, relating to missed payments by Planholders shall be collected and delivered to the Sponsor on a monthly basis.

         3. Pre-Authorized Check Payments Program. The Custodian and the Sponsor agree that if a Planholder wishes to have payments on his Plans made automatically without having to write a check each month, he may request that payments be made by means of pre-authorized checks. Under this program, each month the Custodian will draft the Planholder's bank account in the amount of the monthly payment. The proceeds of the draft will be invested in the Planholder's account.

         To initiate a Pre-Authorized Check Payment Program, the Planholder should complete the Pre-Authorized Check Form and send it along with a voided blank check to the Custodian. The Planholder may terminate a Pre-Authorized Check Payment Program at any time by written notice to the Custodian.

         4. Automated Clearinghouse ("ACH") Payment Program. The Custodian and the Sponsor agree that if a Planholder wishes to have payments on his Plans made automatically by ACH each month, he may request that payments be made by means of ACH. Under this program, each month the Custodian will debit the Planholder's bank account in the amount of the monthly payment. The proceeds of the ACH debit will be invested in the Planholder's account. To initiate an ACH Payment Program, the Planholder should complete the Pre-Authorized Check Form and send it to the Custodian. The Planholder may terminate an ACH Payment Program at any time by written notice to the Custodian.

         When the Custodian receives ACH credit and debit entries pursuant to the rules of the National Automated Clearing House Association and the New England Clearing House Association, the Custodian will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Custodian with respect to an ACH credit entry are provisional until the Custodian receives final settlement from the Federal Reserve Bank. If the Custodian does not receive such final settlement for such entry, the Sponsor agrees that the Custodian shall receive a refund of the amount credited to the Planholder in connection with such entry, and the Planholder making payment to the Custodian via such entry shall not be deemed to have paid the amount of the entry.

         5. Reinvestment of Dividends. The Custodian shall reinvest all dividends and capital gain distributions on the Fund Shares held by it as Custodian for each Planholder, after deduction therefrom the applicable fees set forth in the attached schedule, and/or specified in the Prospectus, and any applicable taxes required by law to be withheld, in accordance with the terms of the Prospectus, in Fund Shares on the dividend payment date, at the net asset value, determined on that date, as provided in paragraph II(C)(1) below, unless the Planholder has instructed the Custodian, in writing, at least seven days prior to the record date, to pay to him the dividends or distributions in cash. The Custodian agrees that such instructions may be made applicable to any single dividend or distribution, or to all subsequent dividends or distributions, and may be cancelled at any time. Any distribution in the form of additional Fund shares shall be credited to the Planholder's account, and any distributions other than in cash or in Fund shares shall be sold by the Custodian at such prices as it may be able to realize therefor and the net proceeds applied to the purchase of additional Fund shares for the Planholder's account. Authorized deductions and charges shall be applied to the above transactions. In the event that any dividends or distributions shall be payable at the option of the Custodian or its nominee in either cash or stock or other property, the Custodian shall elect, as to all Fund shares held by it or its nominee, to receive such dividends or distributions in Fund shares unless otherwise instructed by the Sponsor.

         6. Acceleration of Payment. The Custodian and the Sponsor agree that a Planholder may complete his Plan ahead of schedule by making one or more payments in advance of their due dates in accordance with the following restrictions: the Planholder normally may make no more than 24 payments within any calendar year period, and the Planholder may make an additional 24 payments during the life of a Plan. Acceleration payments shall be first applied to satisfy the obligation of the Planholder to pay for his next succeeding payment or payments. There is no reduction in the Creation and Sales charges for advance payments. Advance payments do not accelerate in any way the due dates of unpaid payments; such unpaid payments will be considered to be due on that date on which they would have originally been required if all prior payments (whether or not in fact made in advance) had been made when respectively due.

         Upon receipt by the Custodian of an advance payment by any Planholder permitted under this Plan, the Custodian shall:

            a. Process the payment as provided in paragraph II(A)(2) above.

            b. Apply the balance of the payment to the next succeeding payment or payments in the order due under the Plan.

         The Sponsor may waive the limitation on advance payments for Plans established in connection with Individual Retirement Accounts.

         7. Additional Investment. The Custodian and the Sponsor agree that a Planholder who owns any completed Plan may make additional investments, without completing a new Plan application, thereby activating the Extended Investment Option, subject to the same deductions as applied to the Planholder's last scheduled payment. The Custodian may increase the Custodian fee applicable during this period to the rate charged for new Plans of the same denomination at the time of the first payment under the Extended Investment Option, but not more than 75% in excess of the current annual rate of custodian fees as of the issue date of a particular Plan. A Planholder who has elected the Extended Investment Option and has completed his regularly scheduled payments may, upon written notice to the Custodian, stop all future payments under the option, and thereafter he will not be permitted to make additional payments and his plan will be deemed completed. Failure of a Planholder, during the Extended Investment Option period, to make any payment during any 6-month period (after any credit for any accelerated payment) will result in the Planholder's forfeiture of his right to make any investment under the Extended Investment Program and the Plan will be considered to have been completed. All Extended Investment Options shall terminate after the 300th payment made under the Plan.

         8. Change in Denomination. The Custodian and the Sponsor agree that a Planholder may change an existing Plan by providing the Custodian with a completed Plan application for a new face amount. An increase in a Plan amount shall not create new cancellation and refund rights that are created when a new Plan is issued. The Creation and Sales Charges already paid on the existing Plan will be recomputed and applied as a credit to the Creation and Sales Charges due on the new Plan and the amount of any transfer taxes at the time that it is established. Any additional Creation and Sales Charges due on the new Plan and the amount of any transfer taxes will be deducted pro rata from each of the first twelve payments under the New Plan. For a period of twelve months following a face change increase, the Planholder may decrease the increased Plan to a smaller plan size, but not smaller than the original Plan prior to the increase. A Planholder may increase the amount of his Plan at any time. A Planholder may decrease the amount of his Plan up to a maximum of 50% of the face amount of the Plan, provided that such request is made prior to the date of the Planholder's twelfth payment.

         9. Rights of Accumulation. The face amounts of two or more Plans purchased at one time by "any person," as defined in the Prospectus under "Rights of Accumulation," along with the then current net asset value of AIM open-end mutual fund accounts (including current and completed AIM Summit Investors Plans I accounts) owned by the person as provided to Custodian by Sponsor or its designee, may be combined to take advantage of the lower Creation and Sales Charges available on large purchases. To qualify for the reduced Creation and Sales Charges, all of the applications for the Plans involved must be submitted to the Custodian at the same time together with a letter requesting that the face amounts of such Plans (and, if applicable, other AIM open-end mutual fund accounts including current and completed AIM Summit Investors Plans I accounts) be cumulated for the purpose of determining the applicable Creation and Sales Charge. In the event payments on one or more of these Plans is discontinued, the remaining Creation and Sales Charge will be changed to reflect the charges applicable to the Plan that is still in effect.

         The face amount of any Plans which have been completed (and not liquidated) or on which payments are "current" (as defined in the Prospectus under "Rights of Accumulation") may be aggregated with the face amount of a Plan being purchased by any person to ascertain the Creation and Sales Charge applicable to the Plan being purchased but not to reduce the custodial fees applicable to each such Plan. To qualify for a reduced Creation and Sales Charge, the Custodian must be notified by the dealer or the purchaser at the time of placing the order that the purchaser qualifies for the reduced Creation and Sales Charges.

         10. Plan Reinstatement Privilege. The Custodian and the Sponsor agree that a Planholder may, within 90 days after he has terminated his Plan, on written request to the Custodian, reinstate his Plan by including with the request an amount equal to or less than the redemption proceeds, if no refunded sales charges were provided in the termination, or by including with the request the full amount of all refunded sales charges, plus an amount equal to or less than the redemption proceeds, if the termination was done under the privileges described in paragraph II(B)(2) or (3) below. Such reinstatement is subject to the following restrictions: (1) a Planholder may not reinstate his Plan if he has ever before exercised this Plan Reinstatement Privilege; and (2) if the Plan Reinstatement Privilege is exercised, neither the total number of monthly payments to be made nor the unpaid balance of monthly Plan payments under the Plan will be affected.

         In addition to the Plan Reinstatement Privilege described above, the Sponsor may from time to time permit Planholders who have previously terminated their Plans to establish new Plans on the following terms:

            a. The Planholder must open the new Plan with an investment equal to or less than the amount of the redemption proceeds received upon liquidation of the former Plan. No Creation and Sales Charges or Custodian fees will be subtracted from the initial investment.

            b. The number of the next payment due on the new Plan will be the number of the next payment due on the former Plan at the time it was terminated.

            c. Creation and Sales Charges on the new Plan will be the Creation and Sales Charges that would currently be applicable to the former Plan.

         The ability to establish such new Plans will not be generally available, but will be available only during such limited time periods as may be specified by the Sponsor from time to time.

         Upon receipt by the Custodian of appropriate notice from the Planholder, the Custodian shall reinstate any Plan which has been terminated in accordance with paragraphs II(B)(7)(a) or (b) below, subject to any reinstatement fee set forth in the Prospectus, but without deduction for Sales Charges, so long as the reinstatement is consistent with the terms of the Prospectus.

         11. Individual Retirement Accounts. A Plan may be used by qualified individuals who wish to establish an IRA.

         12. Federal Income Tax Withholding. A Planholder who has elected dividend and capital gain reinvestment may elect to have the Custodian withhold 28% of any income dividend or capital gains distribution by the Fund and send that amount to the Internal Revenue Service as a credit against the Planholder's tax liability, if any. The amount withheld may or may not be equal to the additional taxes the Planholder may owe due to the dividend or distribution. This service shall be available with respect to all Plans except qualified retirement plans, including IRAs. This option shall be initiated upon written request by the Planholder to the Custodian and, once initiated, shall remain in effect until the Custodian is notified by the Planholder in writing to terminate the withholding.

B. PROCESSING OF REFUNDS, SURRENDERS, WITHDRAWALS, LIQUIDATIONS, TRANSFERS, ASSIGNMENTS, TERMINATIONS AND COMPLETIONS

         1. General. Under the circumstances described below, the Custodian shall liquidate Fund Shares in a Planholder's account as provided in paragraph II(C)(1) below and pay the proceeds plus any additional amounts, if any, to him within seven days thereof. The Custodian shall not suspend redemption or postpone payment more than seven days after such date of receipt, except during any period when: (a) trading on the New York Stock Exchange is restricted or such exchange is closed for other than customary week-ends or holidays; (b) the United States Securities and Exchange Commission (the "SEC") has by order permitted such suspension; or (c) any emergency exists, as determined by the SEC, making disposal of portfolio securities or valuation of new assets of the Fund not reasonably practicable.

         2. Refund. The Custodian and the Sponsor agree that a Planholder shall have a right during a 45-day period to surrender his Plan and receive the net asset value of the Fund Shares held in his account at the time, plus all charges. The 45-day period shall run from the date on which the Planholder is mailed a notice of his refund rights, a statements of charges to be deducted from his projected payments, and a form for exercising his refund rights. This information shall be mailed within 60 days after the issuance of the Plan. The refund right may be exercised by submitting a completed refund right form or a written request for cancellation to the Custodian within the 45-day period.

         3. Eighteen-Month Surrender. The Custodian and the Sponsor agree that a Planholder has a privilege for 18 months (or longer, if required by state law) to surrender his Plan and receive the net asset value of the Fund Shares held in his account at the time, plus the amount by which the Creation and Sales Charges deducted from payments exceed 15% of the payments he has made up to the date of the surrender of the Plan. Upon the written request by the Planholder, the Custodian shall liquidate Fund Shares and pay the proceeds to the Planholder who has exercised the foregoing privilege. Any excess amount due the Planholder shall be paid directly by the Sponsor. The Planholder shall not be entitled to be refunded any custodial fees previously paid. The 18-month period (or such longer period as required by state law) shall run from the date on which the Plan is issued. The Planholder must request his refund in writing, addressed to the Custodian.

         The Custodian will send to the Planholder a notice within 30 days if either of the following occurs: (a) if, during the first 15 months after the date of the issuance of a Plan, the Planholder has missed three payments or more; or (b) if, following the first 15 months after the date of issuance of the Plan (but prior to 18 months after such date) the Planholder has missed one payment or more. In the event the Sponsor has previously sent a notice in connection with (a) above, a second notice will not be sent even if additional payments are missed. These notices will inform the Planholder of his rights of cancellation as set forth above, of the value of his account at the time the notice is sent and of the amount to which he is entitled.

         4. Partial Withdrawal and Liquidation. The Custodian and Sponsor agree that a Planholder who has owned his Plan for at least 45 days may withdraw or liquidate part of the Fund Shares held in his account without terminating his Plan, subject to any applicable Custodian fee set forth in the Prospectus and to the following:

            a. A Planholder may partially withdraw by directing the Custodian to transfer to his name record ownership of part of the Fund Shares held in his account. Following a partial withdrawal the Planholder may, at any time prior to the termination of his Plan, redeposit the same number of Fund Shares.

            b. A Planholder may also partially liquidate by directing the Custodian, as his agent, to sell or redeem part of the Fund Shares held in his account and to forward the net proceeds to him. Following a partial liquidation, the Planholder may redeposit an amount equal to the net proceeds and have the Custodian purchase Fund Shares at net asset value as provided in paragraph II(C)(1) below. Cash must be redeposited for cash received on liquidation.

            c. Exercise of the foregoing privileges is subject to the following conditions:

               (i) Requests for partial withdrawal or partial liquidation must be delivered in writing to the Custodian. Request for partial withdrawal or portfolio liquidation for amounts of $50,000 or higher must be in writing with the Planholder's signature guaranteed by a member firm of the New York Stock Exchange, a trust company, a national or state bank, a Provost Marshal at the military installation where the Planholder is located, or any other "eligible guarantor institution" as defined in rules adopted by the SEC ("Approved Guarantor").

               (ii) Partial withdrawal or partial liquidation shall not be permitted if it involves less than $100 of net proceeds of sale or more than 90% of the Fund Shares held in the Planholder's account.

               (iii) The requests for partial withdrawal, partial liquidation and restoration must be in accordance with the rulings or interpretations of the NASD which require that requests meet good faith business or personal needs of the Planholder. The Sponsor further reserves the right to impose such additional restrictions as, in its judgment, are necessary to conform to the requirements of Section 2830 of the Rules of Fair Practice of the NASD. The Custodian has no duty to determine that such rulings, interpretations or restrictions are in compliance with the requirements of the NASD and may rely on the Sponsor.

               (iv) The restoration of a partial liquidation may not be effected earlier than 90 days following partial liquidation (45 days for IRAs). Where a partial liquidation has been effected through the redemption of Fund Shares by the Custodian, a Planholder may, but is not required to, remit to the Custodian an amount equal to the cash withdrawal which will be used to purchase Fund Shares for the account of the Planholder at the next determined net asset value. Notwithstanding these provisions, a Planholder may make a partial withdrawal and reinvestment of the account in a manner which complies with the rules of the Internal Revenue Code regarding IRA rollovers. All reinvestments must be at least $500 or the unrestored amount of the cash withdrawn, whichever is less.

               (v) The Sponsor reserves the right to limit the exercise of partial liquidations and restoration to once during a period of a year.

         5. Systematic Withdrawal. The Custodian and the Sponsor agree that a Planholder may elect to establish a Systematic Withdrawal Program, after the Planholder has completed all regularly scheduled payments (or in the case of IRAs, Keogh plans or other retirement plans, if the Planholder has notified the Sponsor or the Custodian that the Planholder does not intend to make any further Plan payments). Under a Systematic Withdrawal Program, the Planholder can elect to receive monthly or quarterly checks in any amount of $50.00 or more. To provide funds for these payments, the Custodian, as agent for the Planholder, will redeem shares held in the Planholder's account at the net-asset value in effect at the time of each such redemption. The Planholder may change the amount of payments under a Systematic Withdrawal Program or discontinue a Systematic Withdrawal Program at any time.

         While a Systematic Withdrawal Program is in effect, the Planholder may not elect to receive dividends and distributions on Fund Shares held in his account in cash. A Planholder may not simultaneously maintain an uncompleted Plan and a Systematic Withdrawal Program.

         6. Transfer or Assignment. The Custodian and the Sponsor agree that a Planholder may (a) transfer the interest in his Fund Shares to another person, trustee or custodian acceptable to the Sponsor and the Custodian who has made application to the Sponsor for a similar Plan; (b) transfer his right, title and interest to another person whose only right shall be to exercise the option of complete withdrawal; or (c) assign his right, title and interest to a bank or other lending institution, provided that the bank or other lending institution shall not be entitled to exercise the right of partial withdrawal or partial liquidation, and that the Planholder shall continue to be entitled to all dividends and distributions on his Fund shares. In each case, documents satisfactory to the Sponsor and the Custodian must be employed. If the Planholder makes an assignment to a bank or other lending institution, the Custodian will, upon the written request of the assignee, record such assignment until the assignee shall have notified the Custodian that the assignment has been released, but no such assignment shall be binding on the Custodian until such assignment is recorded. Until the Sponsor and the Custodian have permitted such assignment or transfer to be effective, they may treat the Planholder as the sole and absolute owner of the Plan and the Fund shares applicable thereto.

         7. Termination of Plans. The Custodian and Sponsor agree that Plans may be terminated as follows:

            a. Termination by Planholder. A Planholder may, at any time up to the time of his death, terminate his Plan in accordance with the provisions thereof by notifying the Custodian in writing. The Planholder must instruct the Custodian in writing either to deliver the Fund Shares held in his account to him or to sell his Fund Shares, as his agent, and pay him the net proceeds. If the Planholder requests delivery of his Fund Shares, sufficient shares shall be sold by the Custodian to pay authorized deductions (including a Custodian fee as set forth in the Prospectus) and transfer taxes, leaving no fractional shares, and the balance of Fund Shares shall be delivered to him.

         Instructions for liquidation of Fund Shares must be in the form of a letter signed by the Planholder. Liquidations of $50,000 or higher must be in the form of a letter signed by a Planholder with the signature guaranteed by an Approved Guarantor. The redemption price shall be the net asset value of Fund Shares next determined after all necessary documents have been received. The proceeds of a liquidation shall be sent to the Planholder within seven days after receipt of all necessary documents by the Custodian. The Custodian reserves the right to delay the mailing of redemption proceeds until checks received for the shares purchased have cleared. The payment period may be extended if the Custodian's right to redeem shares of the Fund has been suspended or restricted because (a) trading on the New York Stock Exchange is restricted or such Exchange is closed for other than customary week-ends or holidays; (b) the SEC has by order permitted such suspension; or (c) an emergency exists, as determined by the SEC, making disposal of portfolio securities or the valuation of the net assets of the Fund not reasonably practicable. (A terminated Plan may be reinstated as provided in paragraph II(A)(10) above).

            b. Termination by Sponsor or Custodian. If a Planholder fails to make any scheduled payment for six months after it becomes due under the Plan, either the Sponsor or the Custodian may terminate the Plan on 60-days' written notice, and the Custodian may charge the fee set forth in the Prospectus. The six months of default will not start until the Planholder has been given full credit for a period equal to the amount of any prepayments he may have made. (Any scheduled payment made and accepted prior to termination extends the due dates of all future payments for a period equal to the period during which no payments were made.) The written notice of termination shall state that for a period of 60 days from the date of mailing of such notice, the Planholder shall have the election to have the Custodian either (a) sell all the Fund shares standing in the Planholder's account and make any authorized deductions, including fees and expenses, or (b) sell sufficient Fund shares standing in the Planholder's account to pay all authorized deductions, including fees and expenses, and leave no fractional shares. However, if neither the Sponsor nor the Custodian receives the Planholder's notice of election within 60 days from the date of the mailing of the aforesaid notice of termination, the Custodian is authorized in its discretion to exercise such election as agent for the Planholder. Upon receipt of a properly documented letter of instruction from the Planholder, the Custodian will transfer and deliver to the Planholder the Fund shares and/or their cash value less authorized deductions, including fees and expenses. No interest will be payable by the Custodian upon any cash held by it pending the surrender of the Plan. The Custodian may, in its discretion, if the Planholder fails to surrender the Plan during the period of 60 days after the sending of the termination notice referred to above, fully discharge its obligations by mailing to the Planholder at the appropriate address noted upon its records, either its check for the cash value of all Fund Shares then standing to the Planholder's credit, or by transferring to the Planholder record ownership of all Fund Shares held in his account, and thereafter the Planholder's Plan shall be deemed cancelled and the Planholder shall have no further rights thereunder. Upon any such termination of a Plan, the Custodian shall furnish the Planholder and the Sponsor with a statement showing all charges in his account since the date of the last previous payment. In the event that the Fund Shares and/or any cash balance are not delivered to the Planholder, the Custodian shall hold the same in trust pursuant to applicable state law.

            c. Termination Under Other Circumstances. The Plan shall be terminated if Fund Shares cannot be purchased for more than 90 days, and neither the Sponsor nor the Custodian substitutes another investment medium as provided in paragraphs II(C)(6)(b) and III(C) below. If a Planholder fails to agree to a substitution by the Custodian pursuant to paragraph II(C)(6)(b) below, the Custodian may consider the plan terminated.

         8. Completion. The Custodian and the Sponsor agree that a Planholder who has completed his Plan has the following options for the disposition of Fund
Shares:

            a. Have the Custodian hold the Fund Shares until after the 300th payment has been made, during which period investments will be subject to such deductions as the Custodian shall deem appropriate and neither the Custodian nor the Sponsor may terminate the Custodianship except in accordance with the terms of the Plan;

            b. Elect to have the Fund Shares registered in his name;

            c. Elect to have the Fund Shares redeemed and the cash proceeds paid to him; or

            d. Elect to have Fund Shares redeemed in accordance with the systematic withdrawal program established in connection with the Plan on a monthly or quarterly basis in amounts of $50.00 or more and have the cash proceeds paid to him.

         After the completion of all Plan payments or, if payments have been made in advance, after the expiration of fifteen (15) years from the date of the Plan, the Custodian receives the annual fee set forth in Schedule A. Unless voluntarily paid by the Fund, this fee will be deducted from the last combined income dividend and capital gains distribution payments of each year, but may be collected from the proceeds of the sale of Fund Shares held for the Planholder's account if necessary.

         The Custodian and the Sponsor agree that no Plan may be terminated by the Sponsor or the Custodian until after the 300th payment so long as the Planholder continues to make his payments in accordance with the terms of his Plan. The Planholder or his legal representative may elect to continue the Custodianship from year to year subsequent to the 300th payment, subject to the right of the Sponsor or the Custodian to terminate the Plan. In the event the Planholder fails to exercise his privilege of complete withdrawal, the Custodian in its discretion may, as agent for the Planholder, (a) sell all the Fund Shares in the Planholder's account, and, after making any authorized deductions, hold the balance of the proceeds for the Planholder's account, or (b) sell sufficient Fund Shares in the Planholder's account to pay any authorized deductions and leave no fractional shares. Upon surrender of the Plan, the Custodian will transfer record ownership to the Planholder of his full shares and will deliver to the Planholder any balance of cash, or, if all Fund Shares have been sold, the Custodian will deliver to the Planholder the net proceeds less deductions. No interest shall be payable upon any funds held by the Custodian pending the surrender of the Plan. If no response is received from the Planholder within 60 days after the sending of the termination notice, the Custodian may, in its discretion, mail to the

Planholder a check for all cash standing to the Planholder's credit and transfer record ownership of such Fund Shares, if any, to the Planholder, and the Planholder will be deemed to have no further rights under the Plan. In the event a check cannot be delivered, or the Fund Shares cannot be transferred, to the Planholder, the Custodian shall hold them in trust pursuant to the applicable state abandoned property laws.

C.       PURCHASE, SALE, MAINTENANCE, VOTING AND SUBSTITUTION OF FUND SHARES

         1. Purchase and Sales. Purchases and sales of Fund Shares by the Custodian pursuant to this Agreement shall be made in accordance with applicable law, the Prospectus, the Fund prospectus and the Sponsor's Agreement with the Fund. Consistent with the foregoing, the Custodian shall enter a gross purchase and sale order for all Fund Shares and fractions which pursuant to the Plans it is required to purchase and sell on each business day prior to the close of trading on the New York Stock Exchange. If the number of Fund Shares to be bought and to be sold shall include a fractional share, the Custodian shall purchase or sell the additional fractional share.

         2. Maintenance. The Custodian shall have possession of and shall segregate and hold in trust, or shall hold in book share form, where applicable, all securities in which the funds of the Planholders are invested, all monies held for such investments, redemption and other special funds for the Planholders, and all income and distributions upon, accretions to and proceeds of such securities and funds, subject only to the deductions specified herein or in the Prospectus until distribution thereof to the Planholders. The Custodian also will effect partial or complete liquidation of Plans in connection with withdrawals or terminations. The Custodian is authorized to commingle payments, dividends and certificates for all Fund Shares held by it hereunder and to cause all Fund certificates to be registered in its name or the names of its nominees. Nothing herein shall be construed to allow the Custodian to commingle the Fund Shares, funds, or securities with those of any plans other than the Plans specifically covered herein. The Custodian shall maintain a separate account for each Planholder showing the number of Fund Shares (to three decimal places) and the amount of cash, if any, to the credit of each account. The records of such account shall be maintained separate and apart from the Custodian's corporate records.

         The authorization conferred on the Custodian to make the various deductions heretofore discussed, and in certain cases to sell Fund Shares, shall be considered authorization to the Custodian to create liens upon the property held by it.

         3. Bank Accounts. All monies deposited with or received by the Custodian hereunder shall be held by the Custodian without interest as part of the custodianship until required to be disbursed in accordance with the provisions of this Agreement or the Plan. The Custodian shall open and maintain a separate bank account in the banking department of the Custodian in the name and for the benefit of the Plan, subject only to the draft order of the Custodian or order of the Custodian acting pursuant to the terms of this Agreement and shall hold in such bank accounts all monies received by the Custodian from and for the account of the Plan.

         4. Statements. The Custodian shall render on an agreed upon basis to the Sponsor records showing, for each account in which transactions were had during the week, the number of the account, the amount and date of the payment received, the number of such payment, the deductions made and the balance applied to the purchase of Fund Shares.

         5. Voting of Fund Shares. The Custodian will provide notice to Planholders of all Fund stockholder meetings, together with proxy statements. The Custodian shall vote Fund Shares held under any Plans in accordance with the Planholder's instructions contained in a voting instruction card provided with the proxy statement. The Custodian shall vote the Fund Shares for which no instructions have been received in the same proportion as Fund Shares for which such instructions have been received from all Planholders under the Plans. If the voting instructions card is validly executed and returned without specification of a choice, the shares will be voted in favor of the proposals of the Fund's management.

         If the Planholder desires to attend the Fund stockholder meeting and vote shares held in his account in person, the Planholder must make a written request to the Custodian for a proxy which will permit the shares to be voted in person.

         6. Substitution

            a. By Sponsor. The Custodian and the Sponsor agree that the Sponsor may effect substitution of Fund Shares as provided in paragraph III(C) below.

            b. By Custodian. If Fund Shares cannot be purchased by the Custodian for more than 90 days, and the Sponsor fails to substitute shares, the Custodian, may select another investment medium which it deems to be comparable to the Fund Shares, subject to prior approval of the SEC. The Custodian shall notify each Planholder in writing that the substitution will be made if the Planholder, within 30 days, gives written approval to the Custodian and agrees to bear his reasonable pro-rata share of the Custodian's related expenses, including tax liability sustained by the Custodian. The Planholders failure to give such written approval within the 30 day period shall give the Custodian authority to terminate the Plan.

         If the Fund Shares are not available for purchase for a period of 90 days or longer, and neither the Sponsor nor the Custodian substitutes other shares, the Custodian shall have the authority without further action on its part, to terminate the Plan.

            c. Notice. The Custodian shall, within five days after any substitution, deliver or mail to each Planholder a notice of substitution, including an identification of the Fund Shares eliminated and the securities substituted, and a specification of the shares of such Planholder affected by the substitution.

         7. Furnishing of Information. The Custodian shall furnish such records and other information regarding the Plans and the Custodianship as the Sponsor may reasonably believe necessary or appropriate for the administration of the Plans, as provided in Part III below.

D.       DUTIES

         1. Records. It shall be the duty of the Custodian to keep records showing the number and amount of payments made by the Planholder, the date and amount of all dividends and distributions received by the Custodian on Fund shares held for the account of the Planholder and all deductions made from such investments, dividends and distributions, the number of Fund Shares purchased with the net amount of all investments or reinvested dividends and distributions, the number of Fund Shares sold or withdrawn, and the number of Fund Shares which from time to time are held for the account of the Planholder under this Plan.

         2. Performance. The Custodian shall not cease to perform its functions under this Plan or resign as Custodian hereunder unless the securities or other property in which the funds of the Planholders are invested have been completely liquidated and the proceeds of such liquidation distributed to the Planholders, or a substitute Custodian has been designated by either the Sponsor or the Custodian and has accepted such Custodianship, or the Plan has been terminated as herein provided.

         3. Administrative Services. The Custodian shall:

            a. Mail to the Planholder a confirmation of Fund Shares purchased, stating the purchase price per Fund Share, and number of Fund Shares purchased after applicable deductions, and the total number of Fund Shares held for his account together with a notice of the next payment due.

            b. Obtain and mail to each Planholder prospectuses, periodic reports of the issuer of Fund Shares as are required by law or regulation and a complete list, compiled annually, of all securities held in the Fund's portfolio unless such list is included in the prospectus or other periodic report of the issuer of Fund Shares.

            c. Obtain and mail to each Planholder such dividend statement, tax notice and proxy soliciting material as are required by law or regulation;

            d. Cause periodic audits of the books of the Custodian relating to the Custodianship of the Plans to be made at least annually by independent certified public accountants selected by the Sponsor and reasonably satisfactory to the Custodian, and more frequently, if required by law or regulation;

            e. Prepare and file such reports and returns as are required by law or regulation to permit the Custodianship to continue in operation;

            f. Answer all inquiries from Planholders concerning their Plan; and

            g. Make payments to dealers of record and keep records to enable it to do so as set forth in paragraph III(A)(4).

         4. Limitations. The Custodian assumes no duties or obligations not specifically assigned to the Custodian by the Prospectus and this Custodian Agreement. Without limiting the generality of the foregoing, the Custodian specifically does not assume the duties of investment ordinarily imposed upon a trustee, and its only obligations shall be to perform its Custodianship duties as specifically set forth in the Prospectus and in this Custodian Agreement and the Custodian shall have no responsibility for the choice of investment, for the investment policies of the investment company issuing the Fund Shares or for any act or omission on the part of such investment company or on the part of the Sponsor, and shall have no responsibility for the registration or qualification of securities, or of any person or company (whether or not the issuer of any such securities) under any Federal or state law or the law of any other jurisdiction relating to the sale, registration or qualification of securities, or under any rules, regulations or orders of any regulatory agencies or commissions.

         5. Delegation. Upon the written request of the Sponsor, the Custodian will delegate any of its functions described in this Part II or in Part III below, provided that such delegation is consistent with Sections 26 and 27 of the 1940 Act. The Custodian will bill the Sponsor for all expenses associated with the performance of the duties under
Section II.D.3.d. and e. to the extent not delegated to the Sponsor.

E.       FEES AND CHARGES

         1. Remuneration. As remuneration for the services to be performed by the Custodian under this Agreement, the Custodian shall receive the fees, charges, and reimbursements for expenses as set forth in the attached Schedule A, this Agreement and the Prospectus, and for all other expenses incurred, whether or not otherwise enumerated, in connection with the performance of its duties under this Agreement. The Custodian shall also be reimbursed for all expenses incurred by it in connection with the performance by the Sponsor of duties delegated to it by the Custodian. During the life of the trust, the Custodian, if not otherwise remunerated, may charge against and collect from the income of the trust, and from the corpus thereof if no income is available, such fees, charges and reimbursements for such services and expenses. However, no such charge or collection shall be made except for services theretofore performed or expenses theretofore incurred.

         2. Payments to Sponsor. No payment to the Sponsor, or to any affiliated person or agent of the Sponsor, shall be allowed the Custodian as an expense except for payment to the Sponsor of the expenses incurred by it in connection with the duties delegated to it as described in the immediately preceding paragraph.

                            III. SPONSOR'S FUNCTIONS

A.       ADMINISTRATION OF PLANS

         1. General. The Sponsor agrees to perform the functions required of it by the terms of this Custody Agreement and the Prospectus.

         2. Operations. The Sponsor shall maintain a competent trained selling staff, adequate office facilities and management staff and keep complete up-to-date records.

         3. Compliance. The Sponsor assumes full responsibility for the preparation, contents and distribution of the Prospectus, for complying with all applicable requirements of 1933 Act, and of the 1940 Act, and for the preparation and filing of such other reports or documents as are required by law or regulation, and covenants and agrees to take all action, and not to omit any action, necessary to carry out such responsibilities.

         4. Creation, Sales Charges and 12b-1 payments. The Sponsor receives a Creation and Sales Charge to compensate it for its services and costs in creating the Plans and arranging for their administration, for making the Fund Shares available to Planholders at net asset value. This charge is deducted from each payment by a Planholder and is remitted by the Custodian to the Sponsor and the dealer reallowance portion of such charge is remitted by the Custodian to dealers of record applicable to such purchase. Rule 12b-1 payments are paid by the Class II Shares of the Fund to the Sponsor who in turn will remit to the Custodian, as its agent, amounts due to dealers of record. The Custodian will keep the records necessary to, and will pay such amounts to, the appropriate dealer of record.

         5. Wrongful Retention Insurance. The Sponsor may obtain insurance to cover all claims of invalidity with regard to Planholders' written beneficiary designation but such insurance shall include the Custodian individually and in its fiduciary capacity as a named insured and all premiums for such insurance shall be paid by the Sponsor.

B.       FURNISHING OF DOCUMENTS, FORMS AND INFORMATION

         The Sponsor shall furnish to the Custodian on a continuing basis:

         1. Financial Statements. As soon as available, a copy of each audit report and other financial statements relating to the custodianship of the Plans.

         2. Tax Returns. Not less than 20 days prior to the due date thereof, all Federal income tax returns for the custodianship prepared in form for execution and filing, together with advice concerning the proper allocation of expenses and other items among the Planholders.

         3. Sponsor's Agreement. Promptly after the execution thereof, a copy of any amendment to the distribution agreement between the Sponsor and the Fund and a copy of any new agreement entered into in lieu thereof.

         4. Plan Materials. Draft copies of all sales literature, Prospectuses, printed matter and other material which contain any references to the Custodian, except material which is merely circulated among or sent to employees, stockholders or representatives of the Sponsor and correspondence in the ordinary course of business which refers in accurate terms to the Custodian's functions under the Plans. The Sponsor agrees that none of the documents specified in this clause shall be reproduced in final form or distributed without the written approval (which will not be unreasonably withheld) of the Custodian.

         5. Distribution Reports. Not later than the time specified by Treasury Regulations for advising Planholders of income and capital gains distributions of regulated investment companies and within such time requirements as may be specified by the SEC or other regulatory agency, information necessary for reporting distributions to Planholders for income tax purposes.

C.       SUBSTITUTION

         The Sponsor may effect a substitution of Fund Shares whenever it deems such substitution to be in the best interest of the Planholders, subject to the following:

         1. SEC. The Sponsor shall receive prior approval by the SEC for a substitution under the provisions of Section 26(b) of the 1940 Act.

         2. Shares. The Sponsor may substitute for Fund Shares then held and yet to be purchased or both. Substituted shares must be generally comparable in character and quality to Fund Shares and must be registered under the 1933 Act.

         3. Custodian. The Sponsor shall satisfy the Custodian that the substitute shares may be purchased and redeemed on generally favorable terms, arrange for the Custodian to acquire substitute shares having an aggregate value at least equal to that of the Fund Shares replaced, and furnish to the Custodian the documents described in paragraph III(B)above. The Sponsor shall also provide the Custodian with a signed certificate stating that notice of the proposed substitution has been given to each Planholder.

         4. Planholders. The Sponsor shall notify each Planholder in writing that, unless he surrenders his Plan within 30 days of the date of mailing of such notice, he will be deemed to have authorized the substitution and agreed to bear his pro-rata share of actual related expenses, if any.

                                IV. MISCELLANEOUS

A.       ASSIGNMENT

         This Agreement shall not be assigned by either of the parties without the prior consent in writing of the other party, provided, however, that the Custodian may, without further consent on the part of the Sponsor, subcontract for the performance hereof with (a) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS."), which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the 1934 Act ("Section 17A(c)(2)"); (b) National Financial Data Services,

Inc., a subsidiary of BFDS, duly registered as a transfer agent pursuant to
Section 17A(c)(2); or (c) a BFDS affiliate; provided, however, that the Custodian shall be as fully liable to the Sponsor for the acts and omissions of any subcontractor as it is for its own acts and omissions.

B.       INDEMNIFICATION

         The Sponsor, its successors and assigns, shall at all times fully indemnify, save and hold harmless the Custodian, its agents and its successors from any and all liability and expense, including reasonable attorneys fees, which may arise from the failure of the Sponsor to comply with any law, rule, regulation or order of the United States, any State or any other jurisdiction relating to the sale, registration or qualification of securities, including Fund Shares and beneficial interests in the Plan, provided that no claim against the Custodian or its agents which might be subject to the foregoing indemnification provisions shall be confessed, settled or compromised by the Custodian or its agents without the Custodian first having given seven days notice in writing to the Sponsor of the material facts, and provided further that the Sponsor shall have the right upon written demand delivered to the Custodian within seven days following the date of such notice to contest or defend such claim in the name of the Custodian by an attorney who will be reasonably satisfactory to the Custodian.

         The Sponsor, its successors and assigns, shall at all times promptly reimburse the Custodian or its agents and its successors for any and all reasonable expenses, including reasonable attorneys fees, incurred by the Custodian from time to time in connection with its performance under this Agreement.

         The Sponsor, its successors and assigns, shall at all times fully indemnify, save and hold harmless the Custodian or its agents and its successors from any and all liability and expense, including reasonable attorneys' fees, incurred where the Custodian or its agents have relied upon the signature guarantee of Approved Guarantors.

         The Custodian shall be entitled to act upon any written notice, resolution, letter of transmittal, request, consent, order, certificate, opinion, statement, plan assignment, designation or other document reasonably believed by it to be genuine and to have been signed by the proper party or parties or by a person or persons duly authorized to act on his or their behalf and to require such proofs, including signature guarantees, as they may deem necessary or upon any instructions, information data, records or documents provided to the Custodian or its agents or subcontractors by machine readable input, telex, tape, CRT data entry or other similar means authorized by the Sponsor and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Sponsor. The Custodian may consult with legal counsel to be selected with reasonable care by them and they shall not be liable for any action taken or suffered by them in good faith in accordance with the advice of such counsel nor for anything done or omitted to be done or suffered in connection with the Custodianship except for their own lack of good faith, willful misconduct or negligence.

         Further the Custodian shall not be responsible for, and the Sponsor shall at all times fully indemnify, save and hold harmless the Custodian its agents and successors from any and all liability and expense, including reasonable attorneys' fees, arising out of or attributable to (a) all actions of the Custodian or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct, or (b) the Sponsor's lack of good faith, negligence or willful misconduct.

C.       COMMUNICATIONS

         All communications provided for hereunder shall be in writing sent by first class mail to the respective parties as follows:

                  A I M Distributors, Inc.
                  Eleven Greenway Plaza
                  Suite 100
                  Houston, Texas  77046-1173
                  Attn:  General Counsel

                  State Street Bank and Trust Company
                  c/o AIM Summit Investors Plan II
                  225 Franklin Street
                  Boston, Massachusetts 02101

provided that either party may, by notice duly given in accordance herewith, specify a different address for the purpose hereof.

D.       COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

E.       INSPECTION

         An executed copy of this Agreement and all amendments thereto shall be kept on file by the Custodian and shall be open to inspection by any Planholder at any time during the business hours of the Custodian.

F.       SCHEDULES

         All references herein to Schedules shall be deemed to refer to the Schedules attached to this Agreement which are hereby expressly made a part hereof.

G.       AMENDMENT

         This Agreement shall not be amended in such a manner as to adversely affect any material right of any Planholder without notice to and consent of each Planholder.

H.       CONSTRUCTION

         This Agreement shall be subject to and construed under the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                                             A I M DISTRIBUTORS, INC.



                                             By: /s/ MICHAEL J. CEMO
                                                -------------------------------
                                                President


ATTEST:

/s/ STEPHEN I. WINER
-------------------------
Assistant Secretary


                                             STATE STREET BANK AND TRUST
                                             COMPANY



                                             By: /s/ ILLEGIBLE
                                                -------------------------------
                                                Vice Chairman

ATTEST:

/s/ PATRICIA J. LEE
-------------------------
Assistant Vice President
  and Associate Counsel

                                   SCHEDULE A

                                FEES SCHEDULE FOR
                       STATE STREET BANK AND TRUST COMPANY
                         FOR SERVICES AS PLAN CUSTODIAN

                  ---------------------------------------------

         The following fees and charges will be deducted from the Fund,Plans or from Planholder accounts and paid to the Custodian in accordance with the terms of the Prospectus.

General

         Account Service fees are based on an annual per shareholder account charge for account maintenance plus transaction and out-of-pocket expenses. There is a minimum charge of $1,500 per month(1). Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

Annual Account Service Fees

Open Account - active                          $19.00/year(1)

Activity Based Fees

Telephone Calls                                $ 2.50/each(1)
Correspondence                                 $ 3.00/each(1)
New Account and Setup Kits                     $ 2.50/each(1)

Planholder Fees

IRA Annual Maintenance(3)                      $10.00/year
Bounced Checks                                 $ 5.00/each
Transcripts                                    $ 5.00/each year researched
Terminations                                   $ 2.50/each
Inactive Accounts(2)                           $12.00/year

Out-of-Pocket Expenses(1)

         Out-of-Pocket expenses include but are not limited to: Confirmation statements, checks, postage, forms, telephone, microfilm, microfiche, year-end forms and expenses incurred at the specific direction of A I M Distributors, Inc.

-------------------------
(1) These are fees that the Fund has voluntarily elected to pay to the Custodian on behalf of the Plans.
(2) A Plan that is not current and to which no investments have been made for a 12-month period but does not include completed plans. This fee will be paid annually to the Sponsor or its designee.
(3) The Custodian will receive $6.00 and A I M Distributors, Inc. will receive $4.00.

                                                                      SCHEDULE B

  [AIM LOGO]                 AIM DISTRIBUTORS, INC.




                                   IMPORTANT


                                                  DATE:
                                                  RE:
                                                  ACCOUNT NUMBER


DEAR PLANHOLDER:

WE ARE PLEASED TO WELCOME YOU AS A PLANHOLDER, ONE OF THE MANY MEN AND WOMEN DEDICATED TO THE PRINCIPLE OF REGULARLY SETTING ASIDE A SMALL PART OF WHAT THEY EARN IN AN INVESTMENT FOR THE FUTURE. AT THE SAME TIME, IT IS IMPORTANT THAT YOU READ THE FOLLOWING NOTICE CAREFULLY AND RETAIN IT WITH YOUR FINANCIAL RECORDS. THIS NOTICE EXPLAINS YOUR RIGHTS UNDER THE INVESTMENT COMPANY ACT.

OF THE $          YOU HAVE PAID ON YOUR SUMMIT INVESTORS PLAN, REPRESENTING
REGULAR MONTHLY PAYMENTS, $         OR      PERCENT HAS BEEN DEDUCTED FROM
THOSE PAYMENTS FOR VARIOUS CHARGES. A TOTAL OF $        OR         PERCENT OF
YOUR FIRST 12 MONTHLY PAYMENTS WILL BE DEDUCTED FROM THOSE PAYMENTS FOR SIMILAR
CHARGES. CHARGES OF $        OR        PERCENT WILL BE DEDUCTED FROM EACH
SUBSEQUENT PAYMENT. YOU HAVE UNTIL               TO SURRENDER YOUR CERTIFICATE
FOR ANY REASON AND RECEIVE A REFUND OF ALL THE CHARGES WHICH HAVE BEEN DEDUCTED FROM YOUR PAYMENTS AND, IN ADDITION, THE VALUE OF YOUR ACCOUNT ON THE DATE YOUR CERTIFICATE IS RECEIVED.

IN DETERMINING WHETHER OR NOT TO EXERCISE YOUR RIGHT YOU SHOULD CONSIDER, AMONG OTHER THINGS, THE PROJECTED COST OF YOUR INVESTMENT AND YOUR ABILITY TO MAKE THE SCHEDULED PAYMENTS OVER THE LIFE OF YOUR PLAN AS THEY BECOME DUE. YOUR PLAN
PROVIDES FOR 180 PAYMENTS OF $         PER MONTH, OR TOTAL PAYMENTS OF $       .
IF YOU HAVE MADE ALL OF THE SCHEDULED PAYMENTS OVER THE FULL TERM OF YOUR PLAN,
THE TOTAL DEDUCTIONS WOULD BE $          OR AN EFFECTIVE CHARGE OF      PERCENT
OF YOUR TOTAL PAYMENTS. HOWEVER, IF YOU DO NOT COMPLETE YOUR PLAN, THE DEDUCTION OF VARIOUS CHARGES FROM YOUR INITIAL PAYMENTS WILL RESULT IN YOUR PAYING EFFECTIVE CHARGES IN EXCESS OF THAT RATE. FOR A MORE COMPLETE DESCRIPTION OF THE CHARGES DEDUCTED UNDER YOUR PLAN. CAREFULLY REVIEW YOUR SUMMIT INVESTORS PLANS PROSPECTUS.

IF YOU WISH TO EXERCISE YOUR RIGHT OF WITHDRAWAL, RETURN YOUR PLAN CERTIFICATE (IF ISSUED) TO BOSTON FINANCIAL DATA SERVICES, INC., P.O. BOX 8300, BOSTON,
MA 02266 BY              , IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

                                                  SINCERELY,




                                                       SUMMIT INVESTORS PLANS
 Eleven Greenway Plaza  Suite 1919  Houston, Texas 77046  Phone (713) 626-1919

[AIM LOGO APPEARS HERE]

                      [SUMMIT INVESTORS PLANS LETTERHEAD]
                           Letter of Instructions for
                            Cancellation and Refund

INSTRUCTIONS

If you wish to exercise your right to cancel your plan as described in the accompanying letter, please forward the following items to A I M Distributors, Inc., P.O. Box 4264, Houston, Texas 77210-4264, 1-800-995-4246.

1. If the proceeds of the cancellation and refund exceed $50,000, or if the proceeds are to be sent anywhere other than the address of record, this letter must be signed exactly as the plan is registered, including special capacity, if any, and the signature must be guaranteed by a member firm of the New York Stock Exchange, a trust company, a national or state bank, a savings bank, and a savings and loan association. Notarization by a notary public is NOT acceptable.

2. As required by federal law, I (we) certify under penalties of perjury:

   (a) The number shown below on this form is my correct taxpayer identification number and

   (b) I am not subject to backup withholding either because:

          I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholdings as a result of failure to report all interest or dividends, or;

          the IRS has notified me that I am no longer subject to backup withholding

3. Certification Instructions - You must cross out item (b) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (b).

                  Social Security No. [_ _ _ - _ _ -_ _ _ _]

FOR IRA ACCOUNTS ONLY

Please check appropriate boxes:

I am aware of the federal tax consequence of a withdrawal from my IRA.

  I [ ] am  [ ] not  59 1/2 years old and  [ ] am  [ ] am not legally disabled.

  I [ ] do  [ ] do not elect to have federal income tax withheld from this withdrawal.

The purpose of this redemption is for a rollover to another IRA within 60 days.

The undersigned planholder(s) of Summit Investors Plans Account # _____________ wish to exercise the Rights of Cancellation and Refund. This letter of instruction must be signed by ALL of the persons shown in the account's registration.

Signature of Owner X______________________________________ Date _______________

Signature of Joint Owner X________________________________ Date _______________

                                                                  Schedule C
CONFIRMATION OF TRANSACTIONS                              SUMMIT INVESTORS PLANS
  1999

I                                        D
N                                        E                        STATEMENT DATE
V                                        A
E                                        L
S                                        E
T                                        R
O
R

                                                                                                               AIM DISTRIBUTORS, INC
IDENT. OR SOC. SEC. NO.                    PIP   REP                                                           ELEVEN GREENWAY PLAZA
                                                                                                                    SUITE 1919
ACCOUNT NO.                    ALPHA                                                                             HOUSTON, TX 77046
IN ALL CORRESPONDENCE PLEASE REFER TO THE ABOVE ACCOUNT NUMBER
------------------------------------------------------------------------------------------------------------------------------------
                                               SALES AND
DATE       TRANSACTION         AMOUNT THIS     CREATION        EXPENSE     CUSTODIAN     NET AMOUNT       PRICE PER     SHARES THIS
                               TRANSACTION      CHARGE      REIMBURSEMENT     FEE         INVESTED          SHARE       TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
        BEGINNING BALANCE                                                                                                      .000







-------------------------------------------------------------------------------------------------------------------------------
                      TOTAL DIVIDENDS       LONG TERM                                      CUSTODIAN
                         AND OTHER        CAPITAL GAINS       INCOME                          FEE            TOTAL SHARES OWNED
                       DISTRIBUTIONS      DISTRIBUTION       DIVIDENDS                      DEDUCTED
                      ------------------------------------------------                     ------------------------------------
FEDERAL
IDENT. NO. 76-6003529
-------------------------------------------------------------------------------------------------------------------------------
                                                                  CURRENT TOTALS                             NEXT INVESTMENT
       TYPE OF PLAN                                         -----------------------------                 ---------------------
                                                            FACE AMOUNT      PAID TO DATE                 NUMBER   AMOUNT   DUE
-------------------------------------------------------------------------------------------------------------------------------
15 YEAR SYSTEMATIC INVESTMENT
-------------------------------------------------------------------------------------------------------------------------------

                                                        -------------------------------------------------------
                                                              SPONSOR
SUMMIT INVESTORS PLANS                                  AIM Distributors, Inc.
                                                        Eleven Greenway Plaza              CUSTODIAN
                                                             Suite 1919           STATE STREET BANK & TRUST CO.
                                                          Houston, TX 77046                BOSTON, MA
                                                        -------------------------------------------------------
I                                                       IDENT. OR SOC. SEC. NO.
N                                                                                         ALPHA
V                                                       ACCOUNT NO.
E                                                       DEALER IDENTIFICATION
S
T                                                       REPRESENTATIVE             NUMBER/NAME
O
R

                                                  ---------------------------------------------------------------------------------
                                                     PLEASE MAKE CHECK PAYABLE TO:                      CONTRIBUTIONS
                                                  STATE STREET BANK AND TRUST COMPANY
                                                      and mail with this stub to:                       CURRENT YEAR   $__________
                                                  BOSTON FINANCIAL DATA SERVICES, INC.                  PRIOR YEAR     $__________
                                                           P.O. BOX 8300                                ROLLOVER       $__________
                                                       BOSTON, MA 02266-8300                            TOTAL          $__________
    Please use reverse side to advise us of
    corrections to your account and CHECK                                     YOUR INVESTMENT MUST BE EQUAL TO OR A MULTIPLE OF YOUR
[ ] THE BOX TO THE LEFT. Corrections or                                       MONTHLY PLAN AMOUNT
    changes to the account registration may                                   PLEASE CHECK BOX IF YOUR PAYMENT IS A REDEPOSIT
    require further documentation.                                            OF PREVIOUSLY WITHDRAWN FUNDS.                    [ ]
                                                  ---------------------------------------------------------------------------------